UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 6, 2005

BROWN SHOE COMPANY, INC. (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)

1-2191 (Commission File Number)	43-0197190 (IRS Employer Identification Number)

8300 Maryland Avenue St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

(314) 854-4000 (Registrant's telephone number, including area code)

Item 7.01 Regulation FD Disclosure.

On January 6, 2005, Brown Shoe Company, Inc. issued a press release announcing the Company's retail sales for the period ended January 1, 2005. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The press release also announced that members of Brown Shoe Company, Inc.'s executive management team will be speaking with financial analysts and investors on January 12, 2005, at the S. G. Cowen "3rd Annual Consumer Conference" in New York City and on January 14, 2005, at the "ICR X-Change Leisure and Lifestyle Conference" in San Diego. Brown Shoe's presentation at both conferences will be available via webcast. On January 12, 2005, the presentation will be webcast at the following URL: www.sgcowen.com. On January 14, 2005, the presentation will be webcast at the following URL:
http://www.corporate-ir.net/ireye/confLobby.zhtml?ticker=BWS&item_id=986665. The presentation to be used at both conferences will be available on Brown Shoe's website, www.brownshoe.com under "New" and then "General Financial Releases," (see: http://brownshoe.com/news/news_financial. asp).

In accordance with General Instruction B.2. of Form 8-K, the information contained in Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN SHOE COMPANY, INC.
(Registrant)

Date: January 6, 2005	/s/ Michael I. Oberlander
Michael I. Oberlander Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release Announcing Retail Sales, dated January 6, 2005